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                                                                    EXHIBIT 23.2


            Consent of Independent Registered Public Accounting Firm



Mikohn Gaming Corporation
Las Vegas, NV

We hereby consent to the incorporation by reference in this prospectus constituting part of the Registration Statement on Form S-3, Amendment No.2 (File No.333-127977) of Mikohn Gaming Corporation of our report dated
March 11, 2005,relating to the consolidated financial statements of Virtgame Corp., included in the Form 8-K of Mikohn Gaming Corporation dated September 28, 2005.

/s/ PKF

PKF
Certified Public Accountants
San Diego, CA
November 1, 2005